UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 26, 2012
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30326 (Zip Code)
001-33908
001-33909

(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.

On December 21, 2012 Thomson Reuters announced changes to the Thomson Reuters Continuous Commodity Index (the “Index”), adding CME Soybean Oil and removing ICE Frozen Concentrated Orange Juice at an equivalent allocation. Additionally, the Index methodology will change from geometric averaging to arithmetic averaging and a five-day roll period will replace the current one-day period. The GreenHaven Continuous Commodity Index Fund (“GCC”) tracks the Index and will make the changes outlined below to be congruent with the Index changes. The changes to both the Index and GCC will take place starting on January 7, 2013.

The Index will add CME Soybean Oil and remove ICE Frozen Concentrated Orange Juice.

The Index will remove Frozen Concentrated Orange juice and add Soybean Oil as 1/17th of the total allocation. Soybean oil trades on the CME Globex with contracts available in January, March, May, July, August, September, October, and December. The Index will reflect various contract months as dictated by its roll schedule.

The Index will be calculated as a function of the change in the arithmetic average of its components, replacing the current practice of geometrically averaging.

After the removal of Frozen Concentrated Orange Juice and the addition of Soybean Oil, the Index will be calculated as follows:

avgt =	* Cm,t

Where, Cm,t is the sum across the included contracts for each of the 17 commodities avgt =

Where,
S	is the price of a given contract month
W	is the equal weight of 5.88% (1/17th) for each constituent commodity
avgt	is the daily average of settlement prices
m	represents each commodity
t	is each trading day for which updated settlement prices are available

The current day’s value of the average price of the 17 commodities is then used with the prior day’s corresponding value to derive the applicable fair value index (“CRBCC”):

CRBCCt = CRBCCt-1 * (avgt / avgt-1 )

The CRBCC defines the actively considered set of futures contracts for each commodity as described further in the 6 roll schedules listed on the Thomson Reuters website and in the methodology document located at:

http://thomsonreuters.com/products_services/financial/thomson_reuters_indices/indices/commodity_indices/#tab2.

Total Return:
CCITRT = CCITRT-1 * (avgt / avgt-1  + tbillt)

Where,
CCITR	is the index level, set at 100 on Jan 1st, 1981
tbill	is the US Treasury Bill return for the given day, calculated as:

The Index will implement a 5 day roll period, replacing the current 1 day roll period.

The roll periods will take place during the week of the second Friday of the following months: January, February, April, June, August, and November.  The five day roll will follow the pattern outlined below with Day 1 being a Monday:

At the close of Day 1: 20% post-roll basket + 80% pre-roll basket

Intraday of Day 2: 20% post-roll basket + 80% pre-roll basket

At the close of Day 2: 40% post-roll basket + 60% pre-roll basket

Intraday of Day 3: 40% post-roll basket + 60% pre-roll basket

At the close of Day 3: 60% post-roll basket + 40% pre-roll basket

Intraday of Day 4: 60% post-roll basket + 40% pre-roll basket

At the close of Day 4: 80% post-roll basket + 20% pre-roll basket

Intraday of Day 5: 80% post-roll basket + 20% pre-roll basket

At the close of Day 5: 100% post-roll basket

The new Index composition will be phased in during the roll period, starting on January 7, 2013 and ending on Friday January 11, 2013. During this five day period the index will be a blend of the current Index and the new Index as follows:

After the close on Monday January 7, 2013 the Index will be calculated using 80% of the return of the current Index composition and 20% of the return of the new Index composition.

After the close of Tuesday January 8, 2013 the Index will be calculated using 60% of the return of the current Index composition and 40% of the new Index composition.

After the close of Wednesday January 9, 2013 the Index will be calculated using 40% of the return of the current Index composition and 60% of the new Index composition.

After the close of Thursday January 10, 2013 the index will be calculated using 20% of the return of the current Index composition and 80% of the new Index composition

After the close of Friday January 11, 2013 the Index will be calculated using 100% of the new Index composition.

During the same time period beginning Monday January 7, 2013 and ending January 11, 2013, GCC will implement the new Index composition and follow the roll schedule as described above, which will result in the incorporation of Soybean Oil and the removal of Frozen Concentrated Orange Juice from GCC’s holdings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: December 26, 2012